Exhibit 23(c)
       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of our report on the audit of the financial statements of Chorus
Communications Group, Ltd. dated March 11, 1997 and to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Kiesling Associates LLP
Kiesling Associates LLP
Madison, Wisconsin
April 18, 1997